UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2010

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manpower Place Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets

On February 1, 2010, Manpower Inc., a Wisconsin corporation (“Manpower”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taurus Merger Sub, Inc.,  a Delaware corporation and wholly owned subsidiary of Manpower (“Merger Sub”) and COMSYS IT Partners, Inc., a Delaware corporation (“COMSYS”).  Pursuant to the Merger Agreement, Merger Sub commenced an exchange offer on March 4, 2010 (the “Exchange Offer”) to acquire all of the outstanding shares of common stock of COMSYS, par value $.01 (the “Shares”), in which each validly tendered Share would be exchanged, at the election of the holder, for the following consideration, each subject to proration: (i) $17.65 in cash, without interest (the “Cash Consideration”), or (ii) a fraction of a share or shares of Manpower common stock, $.01 par value (the “Stock Consideration” and, together with the Cash Consideration, the “Exchange Offer Consideration”), equal to the exchange rate (the “Exchange Rate”) calculated in accordance with the terms of the Merger Agreement.

The Exchange Offer expired at 12:00 midnight, New York Time, on the evening of April 2, 2010.  Based on a preliminary count by the exchange agent for the Exchange Offer, a total of 19,787,017 Shares, representing approximately 89% of Shares outstanding on a fully diluted basis, were validly tendered and not withdrawn in the Exchange Offer, of which 1,599,160 Shares, representing approximately 7% of Shares outstanding on a fully diluted basis, were tendered pursuant to notices of guaranteed delivery.  All Shares that were validly tendered and not withdrawn were accepted for payment on April 5, 2010 in accordance with the terms of the Exchange Offer and applicable law.

Of the Shares tendered, Cash Consideration was elected with respect to 17,794,582 Shares and Stock Consideration was elected with respect to 1,992,435 Shares.  Based on these preliminary results and the terms of the Merger Agreement, the preliminary proration of the Exchange Offer Consideration was as follows:

•

each Share for which Stock Consideration was elected or no election was made was converted into the right to receive 0.304 of a share of Manpower common stock, and

•

each Share for which Cash Consideration was elected was converted into the right to receive $9.81 in cash without interest and 0.135 of a share of Manpower common stock.

These amounts are subject to change based on the final Exchange Offer results.  Manpower will announce the final Exchange Offer results and the final proration of the Exchange Offer Consideration as promptly as practicable.

On April 5, 2010, following the exercise of the “top up” option in accordance with the Merger Agreement, Merger Sub filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and, pursuant to the “short form” merger procedures available under Delaware law, the merger of Merger Sub with and into COMSYS (the “Merger”) became effective, with COMSYS continuing as the surviving corporation and as a wholly owned subsidiary of Manpower.

In the Merger, each Share outstanding immediately prior to the Merger, other than Shares owned by Manpower or any direct or indirect wholly owned subsidiary of Manpower or COMSYS, was converted into the right to receive, at the election of the holder thereof and subject to proration, either the Cash Consideration or the Stock Consideration.  COMSYS stockholders who do not make an election within 30 days after the letter of election and transmittal is mailed to them will be deemed to have elected the Stock Consideration.

Also on April 5, 2010, Manpower issued a press release announcing the expiration of the Exchange Offer and a press release announcing the completion of the Merger.  The press releases are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

The report of Ernst & Young LLP dated March 1, 2010 and COMSYS’s consolidated balance sheets as of January 3, 2010 and December 28, 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended January 3, 2010, are incorporated herein by reference from COMSYS’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010 filed with the Securities and Exchange Commission on March 2, 2010.

(b)

Pro Forma Financial Information

The required pro forma financial information reflecting the acquisition of COMSYS required by this Item 9.01(b) was included in Manpower’s Registration Statement on Form S-4, as amended (File No. 333-165182) and is incorporated herein by reference.

(d)

Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Press release issued on April 5, 2010 announcing the expiration of the Exchange Offer

99.2	Press release issued on April 5, 2010 announcing the completion of the Merger

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2010	MANPOWER INC.

By: /s/ Michael J. Lynch
Michael J. Lynch
Vice President, International Support Services and General Counsel International

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Press release issued on April 5, 2010 announcing the expiration of the Exchange Offer

99.2	Press release issued on April 5, 2010 announcing the completion of the Merger